UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2021, the Company amended the employment agreement between the Company and Mr. John (a/k/a Jack) McGrath, our Chief Operating Officer, and entered into Amendment No. 7 to Mr. McGrath’s Employment Agreement, dated March 4, 2010 which was effective January 1, 2010 (the “McGrath Employment Agreement”). The terms of Mr. McGrath’s Employment Agreement have been amended as follows: (i) to extend the Term of the McGrath Employment Agreement for an additional two years through December 31, 2023; (ii) to set the Base Salary, effective January 1, 2022, at the rate of $520,000 per annum; (iii) addition of a performance bonus opportunity for fiscal years 2022 and 2023 in a range between twenty-five percent (25%) and one hundred twenty five percent (125%) of Base Salary, based upon the level of EBITDA achieved by the Company for the fiscal year, as determined by the Compensation Committee, which shall be payable in cash and is subject to additional terms and conditions as set forth therein; and (iv) addition of a provision for the issuance on the first business day of each of calendar years 2022 and 2023 of that number of Restricted Stock Units that are equal to the lesser of (A) an amount in value (determined as provided below) equal to Mr. McGrath’s Base Salary then in effect or (B) 1.05% of common shares outstanding of the Company, which shall vest in two equal installments on each anniversary of grant; provided, that no such award shall be made (and no cash substitute shall be provided) to the extent shares are not available for grant under the Company’s 2002 Stock Award and Incentive Plan (as in effect on the date hereof and as subsequently may be amended, from time to time, or any successor plan, the “Plan”) as of such date; and provided, further, that the Company shall not be obligated to amend the Plan and/or seek shareholder approval of any amendment to increase the amount of available shares under the Plan. The number of Shares in each annual grant of Restricted Stock Units will be determined by the closing price of a share of the Company's common stock on December 31, 2021 with respect to the 2022 award, and December 31, 2022 with respect to the 2023 award.

All capitalized terms used herein, but not defined herein, have the meanings ascribed thereto in the McGrath Employment Agreement, as amended by the seventh amendment.

The foregoing description of the seventh amendment to the McGrath Employment Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

10.1	Amendment No. 7 to the Employment Agreement of John a/k/a Jack McGrath

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

	By:	/s/ Stephen G. Berman
Stephen G. Berman, President & CEO
Date: June 24, 2021